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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Bell Atlantic Corporation
New York, New York

We consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation on Form S-4 (File No. 333-30800), Form S-8 (File No. 333-66785), Form S-8 (File No. 333-66459), Form S-8 (File No. 333-66349), Form
S-3 (File No. 33-49085), Form S-3 (File No. 333-48083), Form S-3 (File No.
33-30642), Form S-3 (File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8
(File No. 33-10378), Form S-8 (File No. 33-58681), Form S-8 (File No. 33-58683),
Form S-8 (File No. 333-00409), Form S-8 (File No. 33-36551), Form S-3 (File No. 33-62393), Form S-4 (File No. 333-11573), Form S-8 (File No. 333-33747), Form
S-8 (File No. 333-41593), Form S-3 (File No. 333-42801), Form S-8 (File No.
333-45985), Form S-8 (File No. 333-75553), Form S-8 (File No. 333-81619), and
Form S-3 (File No. 333-78121-01), of our report dated April 21, 2000, on the combined financial statements of Vodafone AirTouch Plc - U.S. Cellular and Paging Operations as of December 31, 1999, and the combined statements of operations, changes in stakeholder's equity and cash flows for the six months ended December 31, 1999 and the six months ended June 30, 1999 appearing elsewhere in this Form 8-K.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
May 1, 2000